Exhibit 99.1

Additional Information:	For Immediate Release
Thomas A. Bessant, Jr.
(817) 335-1100

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CASH AMERICA ANNOUNCES INCREASE IN CREDIT FACILITY AND

PENDING SEVEN-STORE ACQUISITION

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Fort Worth, Texas (November 29, 2011) — Cash America International, Inc. (NYSE: CSH) announced today that the Company has amended its existing credit agreement to increase the amount available under its line of credit to $380 million, which is an increase of $100 million. While the final maturity date of the credit agreement is March 31, 2015, the $100 million increase under the line of credit will be available until the earlier of May 29, 2013 or the closing of the initial public offering of common stock of the Company’s wholly-owned subsidiary, Enova International, Inc., when the line of credit will return to the $280 million level. The pricing terms and financial ratio requirements of the existing credit agreement, as well as the eight commercial lenders in the bank group under the existing credit agreement, all remain the same. The Company will use the increased line of credit availability to pursue strategic objectives including the completion of potential acquisitions, the repurchase of shares of stock under its current repurchase authorization and for other working capital and general purposes.

Cash America also announced today that it intends to acquire substantially all of the assets of a seven-store chain of pawn lending locations currently owned and operated as franchised Cash America SuperPawn locations by a franchisee of the Company. The seven franchised stores are located in the Tucson, Flagstaff and Yuma Arizona markets, and the acquisition will enable the Company to expand its company-owned pawnshop presence in Arizona from 21 shops operating in the Phoenix metropolitan area to 28 shops operating throughout Arizona. The acquisition is expected to increase the balance of pawn loans by approximately $10 million, and total consideration for the acquisition is expected to be between $46 and $50 million, depending on potential adjustments following the completion of due diligence. The final closing will occur following receipt of applicable licensing and regulatory approvals, however, Cash America expects to assume the economic benefits of these pawnshops by operating them under a management arrangement commencing on or about December 1, 2011. Management expects the transaction to be immediately accretive to earnings.

About the Company

As of September 30, 2011, Cash America International, Inc. had 1,083 total locations offering specialty financial services to consumers, which include 782 lending locations (including eight unconsolidated franchised locations) operating in 23 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Maxit,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 186 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 109 unconsolidated franchised and six Company-owned check cashing centers operating in 18 states in the United States under the name “Mr. Payroll” as of September 30, 2011. Additionally, as of September 30, 2011, the Company offered consumer loans over the Internet to customers in 32 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.dollarsdirect.com.au
http://www.enova.com	http://www.dollarsdirect.ca
http://www.cashnetusa.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net
http://www.poundstopocket.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer loan, tax and other domestic and foreign laws and governmental rules and regulations applicable to the Company’s business, changes in demand for the Company’s services, acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products, the continued acceptance of the online distribution channel by the Company’s online loan customers, the actions of third parties who provide, acquire or offer products and services to, from or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new locations or complete acquisitions in accordance with its plans, changes in economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems, the effect of any current or future litigation proceedings on the Company, the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements, acts of God, war or terrorism, pandemics and other events, the effect of any of such changes on the Company’s business or the markets in which it operates, risks related to the Company’s previously-announced proposed initial public offering of common stock of its wholly-owned subsidiary Enova International, Inc. (“Enova”), and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

On September 15, 2011, Enova, a wholly-owned subsidiary of the Company which comprises the Company’s E-commerce segment, filed a registration statement on Form S-1 with the Securities and Exchange Commission in connection with a proposed initial public offering of Enova common stock by the Company and Enova. The registration statement on Form S-1 that was filed with the Securities and Exchange Commission by Enova has not yet become effective. The completion of the offering of common stock of Enova is subject to numerous conditions, including market conditions, and the Company can provide no assurance that it will be successfully completed. The securities offered under Enova’s registration statement may not be sold, nor may offers to buy be accepted prior to the time that the registration statement becomes effective. The information contained in this press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities.

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